Exhibit 21.1

CORPORATE PROPERTY ASSOCIATES 17 — GLOBAL INCORPORATED

Subsidiaries of the Registrant

Name of Subsidiary	State of Incorporation
CPA®: 17 Limited Partnership	Delaware